Exhibit 4.72
Description of Securities
Registered Pursuant to Section 12 of the
Securities Exchange Act of 1934

As used below, the terms “PepsiCo,” the “Company,” “we,” “us,” and “our” refer to PepsiCo, Inc., as issuer of the following securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended: (i) common stock, par value one and two-thirds cents (1-2/3 cents) per share (the “common stock”), (ii) 2.500% Senior Notes due 2022 (the “sterling notes”), (iii) 0.250% Senior Notes due 2024 (the “2024 notes”), (iv) 2.625% Senior Notes due 2026 (the “2026 notes”), (v) 0.750% Senior Notes due 2027 (the “2027 notes”), (vi) 0.500% Senior Notes due 2028 (the “May 2028 notes”), (vii) 0.875% Senior Notes due 2028 (the “July 2028 notes”), (viii) 1.125% Senior Notes due 2031 (the “2031 notes”), (ix) 0.400% Senior Notes due 2032 (the “2032 notes”), (x) 0.750% Senior Notes due 2033 (the “2033 notes”), (xi) 0.875% Senior Notes due 2039 (the “2039 notes”) and (xii) 1.050% Senior Notes due 2050 (the “2050 notes,” and together with the 2024 notes, 2026 notes, 2027 notes, May 2028 notes, July 2028 notes, 2031 notes, 2032 notes, 2033 notes and 2039 notes, the “euro notes,” and the euro notes together with the sterling notes, the “notes”).
DESCRIPTION OF COMMON STOCK
The following description of our common stock is based upon our Amended and Restated Articles of Incorporation, effective as of May 1, 2019 (“Articles of Incorporation”), our By-Laws, as amended and restated, effective as of April 15, 2020 (“By-Laws”) and applicable provisions of law. We have summarized certain portions of the Articles of Incorporation and By-Laws below. The summary is not complete. The Articles of Incorporation and By-Laws are incorporated by reference as exhibits to the Annual Report on Form 10-K to which this exhibit is a part. You should read the Articles of Incorporation and By-Laws for the provisions that are important to you.
General
Our Articles of Incorporation authorize us to issue 3,600,000,000 shares of common stock, par value one and two-thirds cents (1-2/3 cents) per share. As of February 3, 2022, there were 1,383,451,400 shares of common stock outstanding which were held of record by 101,778 shareholders.
Voting Rights. Each holder of a share of our common stock is entitled to one vote for each share held of record on the applicable record date on each matter submitted to a vote of shareholders. Action on a matter generally requires that the votes cast in favor of the action exceed the votes cast in opposition. A plurality vote is required in an election of the Board of Directors where the number of director nominees exceeds the number of directors to be elected.
Dividend Rights. Holders of our common stock are entitled to receive dividends as may be declared from time to time by PepsiCo’s Board of Directors out of funds legally available therefor.
Rights Upon Liquidation. Holders of our common stock are entitled to share pro rata, upon any liquidation, dissolution or winding up of PepsiCo, in all remaining assets available for distribution to shareholders after payment or providing for PepsiCo’s liabilities.
Preemptive Rights. Holders of our common stock do not have the right to subscribe for, purchase or receive new or additional common stock or other securities.
Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.
Stock Exchange Listing
The Nasdaq Global Select Market is the principal market for our common stock, where it is listed under the symbol “PEP,” and our common stock is also listed on the SIX Swiss Exchange.
Certain Provisions of PepsiCo’s Articles of Incorporation and By-Laws; Director Indemnification Agreements
Advance Notice of Proposals and Nominations. Our By-Laws provide that shareholders must provide timely written notice to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders. Notice for an annual meeting is generally timely if it is received at our principal office not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed more than 60 days from this anniversary date, or if no annual meeting was held in the preceding year, such notice by the shareholder must be delivered not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting was first made. Shareholders utilizing “proxy access” must meet separate deadlines. The By-Laws also specify the form and content of a shareholder’s notice. These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders or from nominating candidates for election as directors at an annual meeting of shareholders.
Proxy Access. Our By-Laws contain “proxy access” provisions which give an eligible shareholder (or a group of up to 20 shareholders aggregating their shares) that has owned 3% or more of the outstanding common stock continuously for at least three years the right to nominate the greater of two nominees and 20% of the number of directors to be elected at the applicable annual general meeting, and to have those nominees included in our proxy materials, subject to the other terms and conditions of our By-Laws.
Special Meetings. A special meeting of the shareholders may be called by the Chairman of the Board, by resolution of the Board or by our corporate secretary upon written request of one or more shareholders holding shares of record representing at least 20% in the aggregate of our outstanding common stock entitled to vote at such meeting. Any such special meeting called at the request of our shareholders will be held at such date, time and place (if any) as may be fixed by our Board, provided that the date of such special meeting may not be more than 90 days from the receipt of such request by the corporate secretary. The By-Laws specify the form and content of a shareholder’s request for a special meeting.
Indemnification of Directors, Officers and Employees. Our By-Laws provide that unless the Board determines otherwise, we shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding (including appeals), whether civil, criminal, administrative, investigative or arbitrative, by reason of the fact that such person, such person’s testator or intestate, is or was one of our directors, officers or employees, or is or was serving at our request as a director, officer or employee of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Pursuant to our By-Laws this indemnification may, at the Board’s discretion, also include advancement of expenses prior to the final disposition of such action, suit or proceeding.
In addition, we have entered into indemnification agreements with each of our independent directors, pursuant to which we have agreed to indemnify and hold harmless, to the full extent permitted by law, each director against any and all liabilities and assessments (including attorneys’ fees and other costs, expenses and obligations) arising out of or related to any threatened, pending or completed action, suit, proceeding, inquiry or investigation, whether civil, criminal, administrative, or other, including, but not limited to, judgments, fines, penalties and amounts paid in settlement (whether with or without court approval), and any interest, assessments, excise taxes or other charges paid or payable in connection with or in respect of any of the foregoing, incurred by the independent director and arising out of his status as a director or member of a committee of our Board, or by reason of anything done or not done by the director in such capacities. After receipt of an appropriate request by an independent director, we will also advance all expenses, costs and other obligations (including attorneys’ fees) arising out of or related to such matters. We will not be liable for payment of any liability or expense incurred by an independent director on account of acts which, at the time taken, were known or believed by such director to be clearly in conflict with our best interests.
Certain Anti-Takeover Effects of North Carolina Law
The North Carolina Shareholder Protection Act generally requires the affirmative vote of 95% of a public corporation’s voting shares to approve a “business combination” with any entity that a majority of continuing directors determines beneficially owns, directly or indirectly, more than 20% of the voting shares of the corporation (or ever owned, directly or indirectly, more than 20% and is still an “affiliate” of the corporation) unless the fair price provisions and the procedural provisions of the North Carolina Shareholder Protection Act are satisfied.
“Business combination” is defined by the North Carolina Shareholder Protection Act as (i) any merger, consolidation or conversion of a corporation with or into any other entity, or (ii) any sale or lease of all or any substantial part of the corporation’s assets to any other entity, or (iii) any payment, sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets having an aggregate fair market value equal to or greater than $5,000,000 of any other entity.
The North Carolina Shareholder Protection Act contains provisions that allowed a corporation to “opt out” of the applicability of the North Carolina Shareholder Protection Act’s voting provisions within specified time periods that generally have expired. The Act applies to PepsiCo since we did not opt out within these time periods.
This statute could discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in our equity securities or seeking to obtain control of us. It also might limit the price that certain investors might be willing to pay in the future for our shares of common stock and may have the effect of delaying or preventing a change of control of us.
DESCRIPTION OF NOTES
We have previously filed a registration statement on Form S-3 (File No. 333-177307), which was filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2011 and covers the issuance of the sterling notes and 2026 notes, a registration statement on Form S-3 (File No. 333-197640), which was filed with the SEC on July 25, 2014 and covers the issuance of the July 2028 notes, a registration statement on Form S-3 (File No. 333-216082), which was filed with the SEC on February 15, 2017 and covers the issuance of the 2027 notes, 2031 notes and 2039 notes and a registration statement on Form S-3 (File No. 333-234767), which was filed with the SEC on November 18, 2019 and covers the issuance of the 2024 notes, May 2028 notes, 2032 notes, 2033 notes and 2050 notes.
The notes were issued under an indenture dated as of May 21, 2007 between us and The Bank of New York Mellon, as trustee (the “indenture”). Below we have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the Annual Report on Form 10-K to which this exhibit is a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

General
Principal Amounts; Interest Payments and Record Dates; Listing. The sterling notes were initially limited to an aggregate principal amount of £500,000,000. The sterling notes bear interest, payable semi-annually on each May 1 and November 1, to the persons in whose names such notes are registered at the close of business on each April 15 and October 15, as the case may be (whether or not a business day), immediately preceding such May 1 and November 1. The sterling notes will mature on November 1, 2022. The sterling notes are listed on the Nasdaq Stock Market under the symbol “PEP22a”.
The 2024 notes were initially limited to an aggregate principal amount of €1,000,000,000. The 2024 notes bear interest, payable annually on each May 6, to the persons in whose names such notes are registered at the close of business on April 22 (whether or not a business day), immediately preceding such May 6. The 2024 notes will mature on May 6, 2024. The 2024 notes are listed on the Nasdaq Stock Market under the symbol “PEP24”.
The 2026 notes were initially limited to an aggregate principal amount of €500,000,000. The 2026 notes bear interest, payable annually on each April 28, to the persons in whose names such notes are registered at the close of business on April 13 (whether or not a business day), immediately preceding such April 28. The 2026 notes will mature on April 28, 2026. The 2026 notes are listed on the Nasdaq Stock Market under the symbol “PEP26”.
The 2027 notes were initially limited to an aggregate principal amount of €500,000,000. The 2027 notes bear interest, payable annually on each March 18, to the persons in whose names such notes are registered at the close of business on March 3 (whether or not a business day), immediately preceding such March 18. The 2027 notes will mature on March 18, 2027. The 2027 notes are listed on the Nasdaq Stock Market under the symbol “PEP27”.
The May 2028 notes were initially limited to an aggregate principal amount of €1,000,000,000. The May 2028 notes bear interest, payable annually on each May 6, to the persons in whose names such notes are registered at the close of business on April 22 (whether or not a business day), immediately preceding such May 6. The May 2028 notes will mature on May 6, 2028. The May 2028 notes are listed on the Nasdaq Stock Market under the symbol “PEP28a”.

The July 2028 notes were initially limited to an aggregate principal amount of €750,000,000. The July 2028 notes bear interest, payable annually on each July 18, to the persons in whose names such notes are registered at the close of business on July 3 (whether or not a business day), immediately preceding such July 18. The July 2028 notes will mature on July 18, 2028. The July 2028 notes are listed on the Nasdaq Stock Market under the symbol “PEP28”.
The 2031 notes were initially limited to an aggregate principal amount of €500,000,000. The 2031 notes bear interest, payable annually on each March 18, to the persons in whose names such notes are registered at the close of business on March 3 (whether or not a business day), immediately preceding such March 18. The 2031 notes will mature on March 18, 2031. The 2031 notes are listed on the Nasdaq Stock Market under the symbol “PEP31”.
The 2032 notes were initially limited to an aggregate principal amount of €750,000,000. The 2032 notes bear interest, payable annually on each October 9 to the persons in whose names such notes are registered at the close of business on September 25 (whether or not a business day), immediately preceding such October 9. The 2032 notes will mature on October 9, 2032. The 2032 notes are listed on the Nasdaq Stock Market under the symbol “PEP32”.
The 2033 notes were initially limited to an aggregate principal amount of €1,000,000,000. The 2033 notes bear interest, payable annually on each October 14 to the persons in whose names such notes are registered at the close of business on September 30 (whether or not a business day), immediately preceding such October 14. The 2033 notes will mature on October 14, 2033. The 2033 notes are listed on the Nasdaq Stock Market under the symbol “PEP33”.
The 2039 notes were initially limited to an aggregate principal amount of €500,000,000. The 2039 notes bear interest, payable annually on each October 16, to the persons in whose names such notes are registered at the close of business on October 1 (whether or not a business day), immediately preceding such October 16. The 2039 notes will mature on October 16, 2039. The 2039 notes are listed on the Nasdaq Stock Market under the symbol “PEP39”.
The 2050 notes were initially limited to an aggregate principal amount of €750,000,000. The 2050 notes bear interest, payable annually on each October 9 to the persons in whose names such notes are registered at the close of business on September 25 (whether or not a business day), immediately preceding such October 9. The 2050 notes will mature on October 9, 2050. The 2050 notes are listed on the Nasdaq Stock Market under the symbol “PEP50”.
Ranking. The notes rank equally and pari passu with all other unsecured and unsubordinated debt of PepsiCo.
No Sinking Fund. No series of notes is subject to any sinking fund.
Additional Notes. We may, without the consent of the existing holders of the notes of a series, issue additional notes of such series having the same terms (except issue date, date from which interest accrues and, in some cases, the first interest payment date) so that the existing notes of such series and the new notes of such series form a single series under the indenture. As of February 3, 2022, no such additional notes have been issued.
Minimum Denominations. The sterling notes were issued in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof. The euro notes were issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Global Notes. The notes of each series are in the form of one or more global notes that we deposited with or on behalf of a common depositary for the accounts of Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) and are registered in the name of the nominee of the common depositary.
Paying Agent. We have initially appointed The Bank of New York Mellon, London Branch to act as paying agent and transfer agent in connection with the notes as well as to serve as the common depositary for the notes. The Bank of New York Mellon, London Branch is an affiliate of the trustee. The term “paying agent” shall include The Bank of New York Mellon, London Branch and any successors appointed from time to time in accordance with the provisions of the indenture.
Currency of Payment of Sterling Notes. The principal and interest payments in respect of the sterling notes are payable in sterling. If the United Kingdom adopts euro, in lieu of sterling, as its lawful currency, the sterling notes will be redenominated in euro on a date determined by us, in our sole discretion, with a principal amount for each sterling note equal to the principal amount of that note in sterling, converted into euro at the rate established by the applicable law;

provided that, if we determine after consultation with the paying agent that the then current market practice in respect of redenomination into euro of internationally offered securities is different from the provisions specified above, such provisions will be deemed to be amended so as to comply with such market practice and we will promptly notify the trustee and the paying agent of such deemed amendment. We will give 30 days’ notice of the redenomination date to the paying agent, the trustee, Euroclear and Clearstream.
If sterling or, in the event the sterling notes are redenominated in euro, euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control (other than, with respect to sterling, due to the circumstances described in the preceding paragraph but including the dissolution of the euro, if applicable), then all payments in respect of the sterling notes will be made in U.S. dollars until sterling or euro, as the case may be, is again available to us. The amount payable on any date in sterling or, in the event the sterling notes are redenominated in euro, euro will be converted to U.S. dollars on the basis of the then most recently available market exchange rate for sterling or euro, as the case may be, as determined by us in our sole discretion. Any payment in respect of the sterling notes so made in euro or U.S. dollars will not constitute an event of default under the sterling notes or the indenture governing the sterling notes. Neither the trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.
Currency of Payment of Euro Notes. The principal and interest payments in respect of the euro notes, including payments made upon any redemption of any series of the euro notes, are payable in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the euro notes will be made in U.S. dollars until the euro is again available to us and so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro, as determined by us in our sole discretion. Any payment in respect of the euro notes so made in U.S. dollars will not constitute an event of default under the euro notes or the indenture governing the euro notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Definition of Business Day. The term “business day” with respect to the sterling notes means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York or the City of London are authorized or required by law or executive order to close.
The term “business day” with respect to the euro notes means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in the City of New York or the City of London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates. If any interest payment date, maturity date or redemption date is not a business day, then the related payment for such interest payment date, maturity date or redemption date shall be paid on the next succeeding business day with the same force and effect as if made on such interest payment date, maturity date or redemption date, as the case may be, and no further interest shall accrue as a result of such delay.
Interest Payments. Each series of notes will bear interest at the per annum rate stated in its title. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the date from which interest begins to accrue for the period to, but excluding, the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association.
Optional Redemption
Sterling Notes
We have the right at our option to redeem any of the sterling notes in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days, but not more than 60 days, prior notice mailed (or otherwise transmitted in accordance with the procedures of the depositary) to the registered address of each holder of the sterling notes, at a redemption price (calculated by us) equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon (exclusive of interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government

Bond Rate plus 13 basis points plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption.
Definitions
“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the sterling notes, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a United Kingdom government bond whose maturity is closest to the maturity of the sterling notes, or if such independent investment bank in its discretion considers that such similar bond is not in issue, such other United Kingdom government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, United Kingdom government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.
“Remaining Scheduled Payments” means, with respect to each sterling note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such sterling note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.
Euro Notes
2024 Notes. The 2024 notes are redeemable as a whole or in part, at our option at any time and from time to time prior to April 6, 2024 (one month prior to the maturity date of the 2024 notes), at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon (exclusive of interest accrued to the date of redemption), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 15 basis points, plus, in each case, accrued and unpaid interest to the date of redemption. The 2024 notes are redeemable as a whole or in part, at our option at any time and from time to time on or after April 6, 2024 (one month prior to the maturity date of the 2024 notes), at a redemption price equal to 100% of the principal amount of the 2024 notes being redeemed, plus accrued and unpaid interest to the date of redemption.
2026 Notes. The 2026 notes are redeemable as a whole or in part, at our option at any time and from time to time prior to January 28, 2026 (three months prior to the maturity date of the 2026 notes), on at least 30 days, but not more than 60 days, prior notice mailed (or otherwise transmitted in accordance with the procedures of the depositary) to the registered address of each holder of the 2026 notes, at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon (exclusive of interest accrued to the date of redemption), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 17 basis points, plus, in each case, accrued and unpaid interest to the date of redemption. The 2026 notes are redeemable as a whole or in part, at our option at any time and from time to time on or after January 28, 2026 (three months prior to the maturity date of the 2026 notes), at a redemption price equal to 100% of the principal amount of the 2026 notes being redeemed, plus accrued and unpaid interest to the date of redemption.
2027 Notes. The 2027 notes are redeemable as a whole or in part, at our option at any time and from time to time prior to December 18, 2026 (three months prior to the maturity date of the 2027 notes), at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon (exclusive of interest accrued to the date of redemption), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 15 basis points, plus, in each case, accrued and unpaid interest to the date of redemption. The 2027 notes are redeemable as a whole or in part, at our option at any time and from time to time on or after December 18, 2026 (three months prior to the maturity date of the 2027 notes), at a redemption price equal to 100% of the principal amount of the 2027 notes being redeemed, plus accrued and unpaid interest to the date of redemption.

May 2028 Notes. The May 2028 notes are redeemable as a whole or in part, at our option at any time and from time to time prior to February 6, 2028 (three months prior to the maturity date of the May 2028 notes), at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon (exclusive of interest accrued to the date of redemption), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 20 basis points, plus, in each case, accrued and unpaid interest to the date of redemption. The May 2028 notes are redeemable as a whole or in part, at our option at any time and from time to time on or after February 6, 2028 (three months prior to the maturity date of the May 2028 notes), at a redemption price equal to 100% of the principal amount of the May 2028 notes being redeemed, plus accrued and unpaid interest to the date of redemption.
July 2028 Notes. The July 2028 notes are redeemable as a whole or in part, at our option at any time and from time to time prior to April 18, 2028 (three months prior to the maturity date of the July 2028 notes), on at least 30 days, but not more than 60 days, prior notice mailed (or otherwise transmitted in accordance with the procedures of the depositary) to the registered address of each holder of notes, at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon (exclusive of interest accrued to the date of redemption), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 20 basis points, plus, in each case, accrued and unpaid interest to the date of redemption. The July 2028 notes are redeemable as a whole or in part, at our option at any time and from time to time on or after April 18, 2028 (three months prior to the maturity date of the July 2028 notes), at a redemption price equal to 100% of the principal amount of the July 2028 notes being redeemed, plus accrued and unpaid interest to the date of redemption.
2031 Notes. The 2031 notes are redeemable as a whole or in part, at our option at any time and from time to time prior to December 18, 2030 (three months prior to the maturity date of the 2031 notes), at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon (exclusive of interest accrued to the date of redemption), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 20 basis points, plus, in each case, accrued and unpaid interest to the date of redemption. The 2031 notes are redeemable as a whole or in part, at our option at any time and from time to time on or after December 18, 2030 (three months prior to the maturity date of the 2031 notes), at a redemption price equal to 100% of the principal amount of the 2031 notes being redeemed, plus accrued and unpaid interest to the date of redemption.
2032 Notes. The 2032 notes are redeemable as a whole or in part, at our option at any time and from time to time prior to July 9, 2032 (three months prior to the maturity date of the 2032 notes), at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon (exclusive of interest accrued to the date of redemption), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 15 basis points, plus, in each case, accrued and unpaid interest to the date of redemption. The 2032 notes are redeemable as a whole or in part, at our option at any time and from time to time on or after July 9, 2032 (three months prior to the maturity date of the 2032 notes), at a redemption price equal to 100% of the principal amount of the 2032 notes being redeemed, plus accrued and unpaid interest to the date of redemption.
2033 Notes. The 2033 notes are redeemable as a whole or in part, at our option at any time and from time to time prior to July 14, 2033 (three months prior to the maturity date of the 2033 notes), at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon (exclusive of interest accrued to the date of redemption), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 15 basis points, plus, in each case, accrued and unpaid interest to the date of redemption. The 2033 notes are redeemable as a whole or in part, at our option at any time and from time to time on or after July 14, 2033 (three months prior to the maturity date of the 2033 notes), at a redemption price equal to 100% of the principal amount of the 2033 notes being redeemed, plus accrued and unpaid interest to the date of redemption.
2039 Notes. The 2039 notes are redeemable as a whole or in part, at our option at any time and from time to time prior to April 16, 2039 (six months prior to the maturity date of the

2039 notes), at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon (exclusive of interest accrued to the date of redemption), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 20 basis points, plus, in each case, accrued and unpaid interest to the date of redemption. The 2039 notes are redeemable as a whole or in part, at our option at any time and from time to time on or after April 16, 2039 (six months prior to the maturity date of the 2039 notes), at a redemption price equal to 100% of the principal amount of the 2039 notes being redeemed, plus accrued and unpaid interest to the date of redemption.
2050 Notes. The 2050 notes are redeemable as a whole or in part, at our option at any time and from time to time prior to April 9, 2050 (six months prior to the maturity date of the 2050 notes), at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon (exclusive of interest accrued to the date of redemption), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 20 basis points, plus, in each case, accrued and unpaid interest to the date of redemption. The 2050 notes are redeemable as a whole or in part, at our option at any time and from time to time on or after April 9, 2050 (six months prior to the maturity date of the 2050 notes), at a redemption price equal to 100% of the principal amount of the 2050 notes being redeemed, plus accrued and unpaid interest to the date of redemption.
Definitions
“Comparable Government Bond Rate” means, with respect to any redemption date for each series of euro notes, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on such euro notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

“Comparable Government Bond” means, with respect to each series of euro notes, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German government bond whose maturity is closest to the maturity of the euro notes to be redeemed, or if such independent investment bank in its discretion considers that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.
“Remaining Scheduled Payments” means, with respect to each euro note of each series to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such euro note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.
General
On and after the applicable redemption date with respect to a series of notes, interest will cease to accrue on such notes or any portion of such notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with the trustee or its agent money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued and unpaid interest to the redemption date on the notes to be redeemed on such date. If less than all of the notes of a series are to be redeemed, the notes of such series to be redeemed shall be selected in accordance with applicable depositary procedures. Additionally, we may at any time repurchase notes in the open market and may hold or surrender such notes to the trustee for cancellation.
Notice of redemption will be transmitted at least 30 days (or 15 days with respect to the 2039 notes, or 10 days with respect to the 2024 notes, May 2028 notes, 2032 notes, 2033 notes and 2050 notes) but not more than 60 days before the applicable redemption date to each holder of notes to be redeemed. We will be responsible for calculating the redemption price of the notes or portions thereof called for redemption.

Payment of Additional Amounts
We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by us of the principal of and interest on the notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
Sterling Notes
(1)to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:
(a)    being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;
(b)    having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;
(c)    being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;
(d)    being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or
(e)    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
(3)to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;
(4)to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;
(5)to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
(6)to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;
(7)to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;
(8)to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(9)to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
(10)to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the notes in the ordinary course of its lending business or (ii) that is neither (A) buying the notes for investment purposes only nor (B) buying the notes for resale to a third-party that either is not a bank or holding the notes for investment purposes only;
(11)to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions that are substantively comparable) and any current or future regulations or official interpretations thereof; or
(12)in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11).
2026 Notes and July 2028 Notes
(1)to any tax, assessment or other governmental charge that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:
(a)    being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;
(b)    having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

(c)    being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;
(d)    being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the Code or any successor provision; or
(e)    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;
(2)to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
(3)to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;
(4)to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;
(5)to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;
(7)to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;
(8)to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;
(9)to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
(10)to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the notes in the ordinary course of its lending business or (ii) that is neither (A) buying the notes for investment purposes only nor (B) buying the notes for resale to a third-party that either is not a bank or holding the notes for investment purposes only;
(11)to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or
(12)in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11).

2024 Notes, 2027 Notes, May 2028 Notes, 2031 Notes, 2032 Notes, 2033 Notes, 2039 Notes and 2050 Notes
(1)to any tax, assessment or other governmental charge that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:
(a)    being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;
(b)    having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;
(c)    being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;
(d)    being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the Code or any successor provision; or
(e)    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;
(2)to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;
(4)to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;
(5)to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
(6)to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;
(7)to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;
(8)to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
(9)to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the notes in the ordinary course of its lending business or (ii) that is neither (A) buying the notes for investment purposes only nor (B) buying the notes for resale to a third-party that either is not a bank or holding the notes for investment purposes only;

(10)to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or
(11)in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).
The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.
As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America (including the states of the United States and the District of Columbia and any political subdivision thereof) and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.
Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the prospectus supplement filed with the SEC for the applicable series of notes, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to the notes of any series, then we may at any time at our option redeem, in whole, but not in part, the outstanding notes of such series on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on those notes to, but not including, the date fixed for redemption.
Certain Covenants
Limitation of Liens
We will not, and will not permit any of our restricted subsidiaries to, incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries unless we or that first-mentioned restricted subsidiary secures or causes such restricted subsidiary to secure the notes (and any of its or such restricted subsidiary’s other debt, at its option or such restricted subsidiary’s option, as the case may be, not subordinate to the notes), equally and ratably with (or prior to) such secured debt, for as long as such secured debt will be so secured.
These restrictions will not, however, apply to debt secured by:
(1)    any liens existing prior to the issuance of such notes;
(2)    any lien on property of or shares of stock of (or other interests in) or debt of any entity existing at the time such entity becomes a restricted subsidiary;
(3)    any liens on property, shares of stock of (or other interests in) or debt of any entity (a) existing at the time of acquisition of such property or shares (or other interests) (including acquisition through merger or consolidation), (b) to secure the payment of all or any part of the purchase price of such property or shares (or other interests) or construction or improvement of such property or (c) to secure any debt incurred prior to, at the time of, or within 365 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or within 365 days after the acquisition of such shares (or other interests) for the purpose of financing all or any part of the purchase price of such shares (or other interests) or construction thereon;
(4)    any liens in favor of us or any of our restricted subsidiaries;

(5)    any liens in favor of, or required by contracts with, governmental entities; or
(6)    any extension, renewal, or refunding of liens referred to in any of the preceding clauses (1) through (5).
Notwithstanding the foregoing, we or any of our restricted subsidiaries may incur, suffer to exist or guarantee any debt secured by a lien on any principal property or on any shares of stock of (or other interests in) any of our restricted subsidiaries if, after giving effect thereto, the aggregate amount of such debt does not exceed 15% of our consolidated net tangible assets.
The indenture does not restrict the transfer by us of a principal property to any of our unrestricted subsidiaries or our ability to change the designation of a subsidiary owning principal property from a restricted subsidiary to an unrestricted subsidiary and, if we were to do so, any such unrestricted subsidiary would not be restricted from incurring secured debt nor would we be required, upon such incurrence, to secure the notes equally and ratably with such secured debt.
Consolidation, Merger or Sale of Assets
We may consolidate or merge with or into, or convey or transfer all or substantially all of our assets to, any entity (including, without limitation, a limited partnership or a limited liability company); provided that:
•    we will be the surviving corporation or, if not, that the successor will be a corporation that is organized and validly existing under the laws of any state of the United States of America or the District of Columbia and will expressly assume by a supplemental indenture our obligations under the indenture and the notes;
•    immediately after giving effect to such transaction, no event of default, and no default or other event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing; and
•    we will have delivered to the trustee an opinion of counsel, stating that such consolidation, merger, conveyance or transfer complies with the indenture.
In the event of any such consolidation, merger, conveyance, transfer or lease, any such successor will succeed to and be substituted for us as obligor on the notes with the same effect as if it had been named in the indenture as obligor, and we will be released from all obligations under the indenture and under the notes.

Definitions
“Consolidated net tangible assets” means the total amount of our assets and our restricted subsidiaries’ assets minus:
•    all applicable depreciation, amortization and other valuation reserves;
•    all current liabilities of ours and our restricted subsidiaries (excluding any intercompany liabilities); and
•    all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, all as set forth on our and our restricted subsidiaries’ latest consolidated balance sheets prepared in accordance with U.S. generally accepted accounting principles.
“Debt” means any indebtedness for borrowed money.
“Principal property” means any single manufacturing or processing plant, office building or warehouse owned or leased by us or any of our restricted subsidiaries other than a plant, warehouse, office building or portion thereof which, in the opinion of our Board of Directors, is not of material importance to the business conducted by us and our restricted subsidiaries taken as an entirety.
“Restricted subsidiary” means, at any time, any subsidiary which at the time is not an unrestricted subsidiary of ours.
“Subsidiary” means any entity, at least a majority of the outstanding voting stock of which shall at the time be owned, directly or indirectly, by us or by one or more of our subsidiaries, or both.
“Unrestricted subsidiary” means any subsidiary of ours (not at the time designated as our restricted subsidiary) (1) the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof, (2) substantially all the assets of which consist of the capital stock of one or more subsidiaries engaged in the operations referred to in the preceding clause (1), or (3) designated as an unrestricted subsidiary by our Board of Directors.

Events of Default
An “Event of Default” under the notes of a given series means:
(1)    default in paying interest on the notes when it becomes due and the default continues for a period of 30 days or more;
(2)    default in paying principal, or premium, if any, on the notes when due;
(3)    default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;
(4)    default in the performance, or breach, of any covenant or warranty of PepsiCo in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 51% in aggregate principal amount of the outstanding notes of the series;
(5)    certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to PepsiCo have occurred; or
(6)    any other Events of Default set forth in the applicable prospectus supplement.
If an Event of Default (other than an Event of Default specified in clause (5) with respect to PepsiCo) under the indenture occurs with respect to the notes of any series and is continuing, then the trustee or the holders of at least 51% in principal amount of the outstanding notes of that series may by written notice require us to repay immediately the entire principal amount of the outstanding notes of that series (or such lesser amount as may be provided in the terms of the notes), together with all accrued and unpaid interest and premium, if any.
If an Event of Default under the indenture specified in clause (5) with respect to PepsiCo occurs and is continuing, then the entire principal amount of the outstanding notes (or such lesser amount as may be provided in the terms of the notes) will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration, the holders of not less than 51% in aggregate principal amount of outstanding notes of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the notes of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding notes of any series also have the right to waive past defaults, except a default in paying principal, premium or interest on any outstanding note, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the notes of that series.
Holders of at least 51% in principal amount of the outstanding notes of a series may seek to institute a proceeding only after they have notified the trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60 day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding notes of that series. These limitations do not apply, however, to a suit instituted by a holder of a note for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.
During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions, the holders of a majority in principal amount of the outstanding notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.
The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the notes of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Modification and Waiver
The indenture may be amended or modified without the consent of any holder of notes in order to:
•    evidence a succession to the trustee;
•    cure ambiguities, defects or inconsistencies;
•    provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets;
•    make any change that would provide any additional rights or benefits to the holders of the notes of a series;
•    add guarantors with respect to the notes of any series;
•    secure the notes of a series;
•    establish the form or forms of notes of any series;
•    maintain the qualification of the indenture under the Trust Indenture Act; or
•    make any change that does not adversely affect in any material respect the interests of any holder.
Other amendments and modifications of the indenture or the notes issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding notes of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding note affected:
•    reduce the principal amount, interest or premium payable, or extend the fixed maturity, of the notes;
•    alter or waive the redemption provisions of the notes;
•    change the currency in which principal, any premium or interest is paid;

•    reduce the percentage in principal amount outstanding of notes of any series which must consent to an amendment, supplement or waiver or consent to take any action;
•    impair the right to institute suit for the enforcement of any payment on the notes;
•    waive a payment default with respect to the notes or any guarantor;
•    reduce the interest rate or extend the time for payment of interest on the notes;
•    adversely affect the ranking of the notes of any series; or
•    release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.
Satisfaction, Discharge and Covenant Defeasance
We may terminate our obligations under the indenture, when:
•    either:
•    all the notes of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or
•    all the notes of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of notes to pay principal, interest and any premium; and
•    we have paid or caused to be paid all other sums then due and payable under the indenture; and
•    we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding notes of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes of such series under the indenture, except for:
•    the rights of holders of the notes to receive principal, interest and any premium when due;
•    our obligations with respect to the notes concerning issuing temporary notes, registration of transfer of the notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment for security payments held in trust;
•    the rights, powers, trusts, duties and immunities of the trustee; and
•    the defeasance provisions of the indenture.
In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the notes of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” above will no longer constitute an event of default for that series.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding notes of any series:
•    we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the holders of the notes of a series:
•    money in an amount;
•    U.S. government obligations (or equivalent government obligations in the case of notes denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•    a combination of money and U.S. government obligations (or equivalent government obligations, as applicable), in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent registered public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at the due date or maturity;
•    in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the notes of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;
•    in the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel to the effect that the holders of the notes of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;
•    no event of default or default with respect to the outstanding notes of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;
•    the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all notes of a series were in default within the meaning of such Act;

•    the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;
•    the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and
•    we must have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.
Book-Entry, Delivery and Settlement
We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.
The notes of each series were initially represented by one or more fully registered global notes. Each such global note was deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg,

Luxembourg and the address of Euroclear is 1 Boulevard Roi Albert II, B-1210 Brussels, Belgium.
The distribution of the notes was cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in sterling with respect to the sterling notes and euro with respect to the euro notes, except as described in the applicable prospectus supplement.
Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of Clearstream and Euroclear govern payments, transfers, exchanges and other matters relating to the investor’s interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.
Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
Except as provided otherwise, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

Certificated Notes. Subject to certain conditions, the notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of £100,000 principal amount and integral multiples of £1,000 in excess thereof with respect to the sterling notes and €100,000 principal amount and integral multiples of €1,000 in excess thereof with respect to the euro notes if:
(1)    the common depositary provides notification that it is unwilling, unable or no longer qualified to continue as depositary for the global notes and a successor is not appointed within 90 days;
(2)    we in our discretion at any time determine not to have all the notes of any series represented by the global note; or
(3)    default entitling the holders of the applicable notes of any series to accelerate the maturity thereof has occurred and is continuing.
Any note of any series that is exchangeable as above is exchangeable for certificated notes of such series issuable in authorized denominations and registered in such names as the common depositary shall direct. Subject to the foregoing, a global note is not exchangeable, except for a global note of the same aggregate denomination to be registered in the name of the common depositary (or its nominee).
Same-day Payment. Payments (including principal, interest and any additional amounts) and transfers with respect to notes of any series in certificated form may be executed at the office or agency maintained for such purpose within the City of London (initially the office of the paying agent maintained for such purpose) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the applicable notes of such series, provided that all payments (including principal, interest and any additional amounts) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.
36